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EXHIBIT 4.1

Number A-	Incorporated Under the Laws of the State of Delaware	Shares -0- Cusip No.

LIBERTY SPLITCO, INC.

Series A Splitco Capital Common Stock, par value $.01 per share

Specimen Certificate

        This Certifies that                                                                                   is the owner of                                                                                   FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES A SPLITCO CAPITAL COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF LIBERTY SPLITCO, INC. (hereinafter called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

        Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:
Liberty Splitco, Inc. [Corporate Seal]
President		Secretary

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  EXHIBIT 4.1
LIBERTY SPLITCO, INC. Series A Splitco Capital Common Stock, par value $.01 per share Specimen Certificate